Exhibit 10.5

Letter Agreement (Amendment No. 2 to SLC License Agreement)

June 25, 2010

Steven P. Aldrich
Posit Science Corporation
225 Bush Street, Seventh Floor
San Francisco, CA 94104

Gentlemen:

This letter summarizes our agreements with respect to the resolution of the UC royalty audit of Posit Science.  Subject to UC’s continued agreement to its offer letter of June 14 and to the previously negotiated draft Amendment No. 5 to the SLC-UC license agreement and Amendment No. 1 to the SLC License Agreement (the SLC-Posit Amendment No. 1),  Posit Science and Scientific Learning have agreed that:

(1)
 Posit will make the payments to UC specified in the letter from UC to Posit Science on June 14, 2010.  SLC will not seek any additional royalty payments from Posit with respect to the transactions that were subject to the UC audit.

(2)	With respect to the minimum annual Base Royalty payment due from Posit Science to SLC under Section 4.10 of the SLC License Agreement:
a.	The 2010 minimum royalty payment will be reduced from $150,000 to $120,000 and its due date delayed from June 30, 2010 to December 31, 2010; and
b.	The 2011 minimum royalty payment will be increased from $150,000 to $185,000 and will be due June 30, 2010.

(3)	SLC and UC will both execute the SLC-Posit Amendment No. 1.

To confirm your agreement to the terms of this letter, please sign below and return the fully signed letter to me.

Very truly yours,

Scientific Learning Corporation		AGREED:
Posit Science Corporation

By	/s/ D. Andrew Myers	By:	/s/ Steven P. Aldrich
	D. Andrew Myers		Steven P. Aldrich
	Chief Executive Officer		Chief Executive Officer

Date: June 29, 2010